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                                                                   Exhibit 23.03



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to incorporation by reference in the Annual Report on Form 10-KSB dated February 25, 2002, of our independent auditors' report dated December 11, 2000, relating to the consolidated balance sheets of Strandtek International, Inc. and Subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of loss, changes in capital deficiency, and cash flows for the years ended September 30, 2000 and 1999.



Dated:  February 25, 2002



                              /s/ HARPER, VAN SCOIK & COMPANY, LLP